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                                                                   Exhibit 23.2


                                     ACCOUNTANT'S CONSENT


        We have issued our report dated December 5, 2000, accompanying the consolidated financial statements of Peoples Financial Corporation which are incorporated within the Annual Report on Form 10-KSB for the year ended September 30, 2001. We hereby consent to the incorporation by reference of said report in National Bancshares Corporation's Form S-3D (SEC File No. 33-63005) previously filed with the Securities and Exchange Commission.


/s/ Grant Thornton LLP

Cincinnati, Ohio
May 14, 2002